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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

   Date of report    October 28, 1997
                     ----------------

   Commission file number 0-29100


                        PREMIER RESEARCH WORLDWIDE, LTD.
             (Exact name of registrant as specified in its charter)



              Delaware                                     22-3264604
--------------------------------------       -----------------------------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

        124 South 15th Street
          Philadelphia, PA                                   19102
--------------------------------------       -----------------------------------
(Address of principal executive offices)                   (Zip Code)


                                215 - 972 - 0420
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)


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Item 2.  Acquisition or Disposition of Assets

         On October 14, 1997, Premier Research Worldwide, Ltd. ("PRWW") exercised an option to purchase the assets and ongoing business operations of DLB Systems, Inc., a Delaware corporation ("DLB"), and DLB's wholly-owned subsidiary, Recalmon, Inc., a Delaware corporation ("Recalmon" together, with DLB, the "Sellers"). The purchase option was granted to PRWW pursuant to the terms and provisions of a certain Preferred Stock Purchase Agreement dated as of June 30, 1997 between the Company and DLB (the "Stock Purchase Agreement"). Pursuant to the terms and provisons of the Stock Purchase Agreement, PRWW acquired fourteen percent (14%) of the outstanding capital stock of DLB on June 30, 1997 for $1 million. PRWW's ownership interest in DLB was cancelled, without the payment of any form of consideration, as part of the asset purchase transaction.

         The closing for the asset purchase transaction was held on October 28, 1997, with the acquisition being effective, for tax and accounting purposes, as of October 31, 1997. Under the terms of the Asset Purchase Agreement entered into between PRWW and the Sellers, PRWW purchased the Sellers' assets and ongoing business operations for $6,500,000 in cash, the payment of $1.2 million in bank debt previously incurred by the Sellers, and the assumption of certain other liabilities of the Sellers. The purchase price for the assets was calculated in accordance with the formula established in the Stock Purchase Agreement for the exercise of the purchase option. Such formula was arrived at as a result of negotiations between PRWW and DLB. PRWW utilized internal funds to pay the purchase price for the assets. PRWW expects to take a charge of about $7.5 million in the fourth quarter of 1997 for the portion of the purchase price applicable to acquired research and development.


         As indicated above, prior to the closing for the asset purchase transaction, PRWW owned fourteen percent (14%) of the outstanding capital stock of DLB. Pursuant to the terms and provisions of the Stock Purchase Agreement, Dr. Joel Morganroth, President and CEO of PRWW, served as a director of DLB. Dr. Morganroth resigned as a director of DLB as part of the consummation of the asset purchase transaction. There were no other material relationships between PRWW, or any of PRWW's affiliates, officers or directors, and the Sellers prior to the acquisition.

         DLB designed, developed, licensed, supported, maintained and enhanced proprietary software products for international clinical trial research for the pharmaceutical biotechnology and device industries. Recalmon owned all of the intellectual property rights utilized by DLB to conduct its business. The assets purchased by PRWW include the Sellers' accounts receivable, cash, equipment, intellectual property rights (including all proprietary software products), customer contracts, trademarks, and leasehold fixtures and improvements. PRWW intends to utilize the assets which it has acquired from the Sellers to continue the business heretofore conducted by the Sellers. PRWW presently plans to continue DLB's domestic business operations at leased office facilities in Bridgewater, New Jersey, and San Diego, California and DLB's foreign business operations at leased office facilties in Cambridge, England.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.

         In the event that they are required, financial statements of the business acquired will be filed on Form 8-K/A as soon as practicable, but not later than 60 business days after this Form 8-K is filed.

         (b)      Pro Forma Financial Information (unaudited).

         In the event that they are required, pro forma financial information will be filed on Form 8-K/A as soon as practicable, but not later than 60 days after this Form 8-K is filed.

         (c)      Exhibits.

2.1 ASSET PURCHASE AGREEMENT AMONG PREMIER RESEARCH WORLDWIDE, LTD. AND DLB SYSTEMS, INC. AND RECALMON, dated October 28, 1997. (Complete copies of the various Annexes, Exhibits and Schedules to the Asset Purchase Agreement are not being filed herewith. A brief summary of each such omitted document is attached to the Asset Purchase Agreement. PRWW hereby agrees to furnish the United States Securities and Exchange Commission, upon request, with a complete copy of each such omitted document.)

                                       2
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        PREMIER RESEARCH WORLDWIDE, LTD.




                                           By   /s/    Fred M. Powell
                                                ------------------------------
                                                       Fred M. Powell
                                                       Chief Financial Officer
November 11, 1997


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                                  EXHIBIT INDEX


Exhibit


2.1 ASSET PURCHASE AGREEMENT AMONG PREMIER RESEARCH WORLDWIDE, LTD. AND DLB SYSTEMS, INC. AND RECALMON